Exhibit 32.1

Certifications of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Julia Hartz, Chief Executive Officer of Eventbrite, Inc. (the “Company”), and Charles Baker, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:
1.The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 3, 2023

/s/ Julia Hartz
Julia Hartz
Chief Executive Officer
(Principal Executive Officer)

/s/ Charles Baker
Charles Baker
Chief Financial Officer
(Principal Financial Officer)